Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Snowflake Inc. of our report dated March 31, 2021 relating to the financial statements, which appears in Snowflake Inc.’s Annual Report on Form 10-K for the year ended January 31, 2021.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 31, 2021